      As filed with the Securities and Exchange Commission on May 11, 2000

                                                Registration No. 333-35178

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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  -------------

                                  PRE-EFFECTIVE

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                        LearningExpress.com Holdings LLC
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                 5945c                           04-3511125
    ----------------------------            --------------------------               --------------
       (State or Jurisdiction of           (Primary Standard Industrial             (I.R.S. Employer
    Incorporation or Organization)          Classification Code Number)            Identification No.)

                              29 Buena Vista Street
                            Ayer, Massachusetts 01432
                                 (978) 889-1000
 ------------------------------------------------------------------------------
 (Address, Including Zip Code, and Telephone Number, Including Area Code of
                    Registrant's Principal Executive Offices)

                               Steven P. Manfredi
                             Chief Executive Officer
                        LearningExpress.com Holdings LLC
                              29 Buena Vista Street
                            Ayer, Massachusetts 01432
                                 (978) 889-1000
 ------------------------------------------------------------------------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code
                              of Agent For Service)

                                   Copies to:
                            Timothy B. Bancroft, Esq.
                             Goulston & Storrs, P.C.
                                400 Atlantic Ave.
                              Boston, MA 02110-3333




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         Approximate date of commencement of proposed sale to the public: AS
SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
         If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[ ] _____________
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ______________________________
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ________________________________
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ____________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.




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                                EXPLANATORY NOTE


This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 is a Part II filing solely to file Exhibits 99.8, 99.9, 99.10 and 99.11. Accordingly, a preliminary prospectus has been omitted.



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered.

         SEC Registration Fee.....................$______
         Brokers' Fees............................$______
         Blue Sky Fees and Expenses...............$______
         Fees and Expenses........................$______
         Printing and Engraving Costs.............$______
         Legal....................................$______
         Accounting Fees..........................$______
                                    Total         $
                                                   ======

         All amounts listed above are estimates.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the operating agreement of LearningExpress.com Holdings LLC, managers and officers of LearningExpress.com Holdings are entitled to indemnity from the LLC for any liability incurred and/or for any act performed within the scope of the authority conferred, and/or for any act omitted to be performed, which indemnification shall include all reasonable expenses incurred, including reasonable legal and other professional fees and expenses; provided, however, that such manager or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of LearningExpress.com Holdings LLC.

ITEM 15.  RECENT SALE OF UNREGISTERED SECURITIES.

1. At the time of its initial organization, LearningExpress.com Holdings LLC issued 14,250 Common Shares to Sharon DiMinico for a nominal price.

2. Prior to this offering, the following individuals purchased Series A Convertible Preferred Shares for a purchase price of $1.75 per share, or an aggregate price of $1,049,999.00:



                         NAME                 NUMBER OF SHARES
                         ----                 ----------------

                    Sharon DiMinico                85,714

                    Louis DiMinico                 85,714

                    Steven P. Manfredi            114,286

                    Hal Cook                      142,857

                    Chip Will                     114,286

                    Jerry Pope                     57,143




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         The Common Shares and the Series A Convertible Preferred Shares were sold to accredited investors only, pursuant to the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) of the Securities Act and Rule 506 under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

(b) There are no schedules required under the instructions relating to the applicable accounting regulations of the Securities and Exchange Commission or are inapplicable, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





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
                                  EXHIBIT INDEX
EXHIBIT
  NO.
-------

*3.1     Amended Certificate of Formation of LearningExpress.com Holdings LLC

*3.2     Amended Certificate of Formation of LearningExpress.com LLC

*3.3     Certificate of Formation of LearningExpress.com Incentive Plan LLC

*3.4 Limited Liability Company Operating Agreement of LearningExpress.com Holdings LLC

*3.5 Form of First Amended and Restated Limited Liability Company Operating Agreement of LearningExpress.com Holdings LLC

*3.6 First Amended and Restated Limited Liability Company Operating Agreement of LearningExpress.com LLC

*3.7 Liability Company Operating Agreement of LearningExpress.com Incentive Plan LLC

*4.1 Form of Subscription Agreement for Series A Convertible Preferred Shares (to be filed by amendment to the registration statement)

*4.2 Letter Agreement between LearningExpress.com Holdings LLC and Sharon DiMinico, Louis DiMinico, The Learning Express, Inc. and Toy Building, LLC dated as of December 29, 1999

*5 Opinion of Goulston & Storrs, P.C. with respect to the legality of the securities being offered

*10.1    License Agreement between The Learning Express, Inc. and
         LearningExpress.com LLC dated as of November 5, 1999

*10.2 Management Services Agreement between The Learning Express, Inc., LearningExpress.com LLC and LearningExpress.com Holdings LLC dated as of November 5, 1999

*10.3 Loan Agreement between LearningExpress.com and USTrust dated as of December 29, 1999

*10.4 Web Site Development Agreement between LearningExpress.com LLC and Miller Systems, Inc. dated December 17, 1999.

*21      Subsidiaries of the Registrant

*23.1    Consent of Charles L. Burke, C.P.A.

*23.2    Consent of Goulston & Storrs, P.C. (included in Exhibit 5)

*24      Power of Attorney

*27      Financial Data Schedule

*99.1 Guaranty (Unlimited) executed by Sharon DiMinico in favor of USTrust dated December 29, 1999

*99.2 Guaranty (Unlimited) executed by Louis DiMinico in favor of USTrust dated December 29, 1999


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*99.3    Guaranty (Unlimited) executed by The Learning Express, Inc. in favor of
         USTrust dated December 29, 1999

*99.4 Guaranty (Unlimited) executed by Toy Building, LLC in favor of USTrust dated December 29, 1999

*99.5    Form of Amendment to Franchise Agreement

*99.6    Form of Amendment to Regional Franchise License Agreement

*99.7    The Learning Express, Inc. Operations Manual Supplement


**99.8 Material Modification to Franchise Offering Circular For Existing Franchisees As Required By The California Franchise Investment Law (franchisee version)

**99.9 Cover letter from Learning Express, Inc. to California franchisees relating to the Material Modification to Franchise Offering Circular For Existing Franchisees As Required By The California Franchise Investment Law

**99.10 Material Modification to Franchise Offering Circular For Existing Franchisees As Required By The California Franchise Investment Law (regional owner version)

**99.11 Cover letter from Learning Express, Inc. to California regional owners relating to the Material Modification to Franchise Offering Circular For Existing Franchisees As Required By The California Franchise Investment Law




*        Previously filed with the Commission on April 19, 2000.

**       Filed herewith.





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
                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ayer, Commonwealth of Massachusetts, on May 11, 2000.



                                       LEARNINGEXPRESS.COM HOLDINGS LLC



                                       /s/ Steven P. Manfredi
                                       -------------------------------
                                       By: Steven P. Manfredi
                                           Chief Executive Officer and
                                           Manager



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                               Date
---------                           -----                               ----

/s/ Steven P. Manfredi              Chief Executive Officer and         May 11, 2000
------------------------            Manager (principal executive
Steven P. Manfredi                  officer)



/s/ Glenn E. Davis                  Chief Financial Officer and         May 11, 2000
------------------------            Vice President, Finance
Glenn E. Davis                      (principal financial and
                                    accounting officer)



/s/ Michael J. Sanders              Chief Operating Officer             May 11, 2000
------------------------
Michael J. Sanders



/s/ Sharon DiMinico                 Manager                             May 11, 2000
------------------------
Sharon DiMinico





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